SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

SECUREALERT, INC.
(Exact name of Registrant as specified in its Charter)

Utah	000-23153	87-0543981
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

405 South Main Street, Suite 700, Salt Lake City, UT 84111
(Address of principal executive offices)

(801) 451-6141
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 26, 2014 (the “Closing Date”), SecureAlert, Inc., dba TrackGroup (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) to purchase from the existing shareholders (the “Shareholders”) of G2 Research Limited, a company formed under the laws of the providence of Nova Scotia (“G2”), all issued and outstanding shares and equity interests of G2 (collectively the “Shares”) for an aggregate purchase price of up to CAD$4.6 million (the “Acquisition”), of which CAD$2.0 million was paid in cash to the Shareholders on the Closing Date. Pursuant to the terms and conditions of the Agreement, the remainder of the purchase price will be paid as follows: (i) CAD$600,000 will be paid to the Shareholders in shares of the Company’s common stock, par value $0.0001 per share, of which one-half of the shares will be issued on the one-year anniversary of the Closing Date and the remaining one-half will be issued on the two-year anniversary of the Closing Date; and (ii) the remaining CAD$2.0 million will be paid to the Shareholders periodically, over the course the two-year period beginning on the Closing Date, upon the achievement of certain milestones set forth in the Agreement. The Agreement also provides for customary representations, warranties and covenants, including provisions for indemnification, and is subject to customary closing conditions. Following the Acquisition, G2’s executive leadership and employees will be integrated with the Company but will operate from G2’s existing offices in Halifax, Nova Scotia, Canada.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K.

Item 8.01  Regulation FD Disclosure.

The Company issued a press release on December 1, 2014 to disclose the transaction described in Item 1.01 above.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The audited financial statements of G2 as of and for the years ended December 31, 2013 and 2012, the notes related thereto and the related independent auditor’s report will be filed within 71 days of the date of this Form 8-K.

(b)           Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECUREALERT, INC.

Date: December 2, 2014	By:	/s/ John R. Merrill
John R. Merrill
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Share Purchase Agreement* dated as of November 26, 2014, by and between SecureAlert, Inc., dba TrackGroup, and the shareholders of G2 Research Limited

99.1	Press Release, dated December 1, 2014
____________

*
Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish as supplemental information copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.